Exhibit 99.1
Skyward Specialty Announces Completion of Apollo Acquisition
Houston, TX. – January 2, 2026 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”), today announced that it has completed its acquisition of Apollo Group Holdings Limited (“Apollo”) at the previously agreed upon terms.
About Skyward Specialty
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through nine underwriting divisions - Accident & Health, Agriculture and Credit (Re)insurance, Captives, Construction & Energy Solutions, Global Property, Professional Lines, Specialty Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.
About Apollo
Apollo, a U.K. subsidiary of Skyward Specialty, is an innovation inspired insurance platform operating at Lloyd’s of London, offering data-driven and creative solutions to a wide variety of risks. The business provides high quality products and services to clients, and capital partners, enabling a resilient and sustainable world. Apollo offers products across Property, Casualty, Marine, Energy & Transportation, Specialty, Reinsurance, as well as Smart Follow and digital & embedded risk programs. Apollo’s experience and unique ecosystem give Platform Partners the best chance of success through the Lloyd’s new entrant process to the delivery of their long-term strategy. For more information about Apollo, please visit apollounderwriting.com.

Forward Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both parties to terminate the definitive transaction agreement, the possibility that the anticipated benefits and synergies of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas when Skyward Specialty and Apollo do business, the diversion of management's attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, as well as described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Investor Contact
Kevin Reed
Skyward Specialty Insurance Group
713-206-7860
kreed@skywardinsurance.com
Media Contacts
Skyward Specialty Insurance Group
Haley Doughty
713-935-4944
hdoughty@skywardinsurance.com
Apollo
Haggie Partners
Peter Rigby, Caroline Klein, Bec Seaton
44 20 7562 4444
apollo@haggie.co.uk